UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                _______________

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                         April 4, 2006 (April 3, 2006)
                                _______________

                       DIALYSIS CORPORATION OF AMERICA
          (Exact name of registrant as specified in its charter)

          Florida                        0-8527               59-1757642
(State or other jurisdiction          (Commission           (IRS Employer
      of incorporation)               File Number)        Identification No.)

1302 Concourse Drive, Suite 204, Linthicum, MD                   21090
  (Address of principal executive offices)                    (Zip Code)

    Registrant's telephone number, including area code: (410) 694-0500

                                ________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

     The Company entered into a promissory note for $633,695 with American Banking Company dba Ameris dated April 3, 2006. The Note is due on April 3, 2011, and carries a variable rate per annum interest of prime, currently at 7.75%, which interest rate changes with changes in the prime rate. The financing is payable $6,000 per month over the next five years with a balloon payment due at maturity. The Note provides for prepayment with a minimal prepayment charge, and is secured by property the Company owns in Valdosta, Georgia. The Note renews the original financing with Ameris, formerly Heritage Community Bank, dated April 3, 2001, in the initial amount of $787,500. The Note contains customary default provisions for a loan of this nature, and provides that, upon occurrence of a default, the amounts payable under the Note may be accelerated.

     The description provided above summarizes the loan and Note, a copy of which is attached as an exhibit to this Current Report on Form 8-K.


Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

         (99) Additional Exhibits

              99.1 Promissory Note by the Company to American Banking Company
                   dated April 3, 2006

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Daniel R. Ouzts
                                        By---------------------------------
                                          DANIEL R. OUZTS
                                          Vice President, Finance, Chief
                                          Financial Officer, Chief Accounting
                                          Officer and Treasurer

Dated:  April 4, 2006

                                EXHIBIT INDEX


   99.1 Promissory Note by the Company to American Banking Company dated April 3, 2006